UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

ALLIED NEVADA GOLD CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-33119	20-5597115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9604 Prototype Court, Reno, Nevada	89521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (775) 358-4455

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On July 3, 2007, Allied Nevada Gold Corp. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to report, among other things, the appointment of Robert Wardell, D. Bruce Sinclair and John W. Ivany to its Board of Directors. Because Messrs. Wardell, Sinclair and Ivany were not immediately appointed to serve on any board committees, disclosure of the board committees on which each would serve was not included in the filing in accordance with instruction no. 2 to the Instructions to Item 5.02. This Form 8-K/A is filed as an amendment to the Form 8-K.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 27, 2007, John W. Ivany was appointed as a member of the Compensation Committee and the Corporate Governance Committee of the Board of Directors of the Company, D. Bruce Sinclair was appointed as a member of the Audit Committee and the Compensation Committee of the Board of Directors of the Company, and as Chairman of the Compensation Committee, and Robert Wardell was appointed as a member of the Audit Committee, the Compensation Committee and the Corporate Governance Committee of the Board of Directors of the Company, and as Chairman of the Corporate Governance Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED NEVADA GOLD CORP.

By:	/S/ SCOTT A. CALDWELL
Scott A. Caldwell
President and Chief Executive Officer

Date: July 27, 2007